SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Harvard Illinois Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

On April 27, 2012, the Company mailed the following letter to its shareholders:

HARVARD ILLINOIS BANCORP, INC.

April 27, 2012

Dear Fellow Shareholder:

At our Annual Meeting of Stockholders on May 24, 2012 you will be asked to elect two directors to your Board. Your Board of Directors has nominated and unanimously recommends a vote in favor of Duffield J. Seyller III, President and Chief Executive Officer of Harvard Illinois Bancorp, Inc., and Richard L. Walker, a current independent member of the Board. Your vote on the enclosed WHITE proxy card is important. Your Board of Directors and management team are executing our strategic plan to deliver long-term value for all shareholders. With their first-hand knowledge of our local markets and the needs of the customers we serve, Mr. Seyller and Mr. Walker are important contributors to our success. We encourage shareholders to vote the enclosed WHITE proxy card FOR our nominees so that we can deliver the value that rightly belongs to you.

HARVARD ILLINOIS BANCORP’S BOARD AND MANAGEMENT TEAM ARE EXECUTING

A STRATEGIC PLAN TO DELIVER VALUE TO YOU

Your Board and management team are building on Harvard Illinois Bancorp’s many strengths and executing well on a strategic plan to deliver long-term value to you. Our business strategy to improve profitability and grow our bank has included efforts to reduce our purchased indirect automobile loans, diversify lending into commercial and agricultural loans, build our core deposits and reduce borrowed funds. Our plan is working as evidenced by the following:

•

Improved Profitability. In the prospectus for our stock offering, we reported losses for our 2007 and 2008 fiscal years and for the nine months ended September 30, 2009. Since that time, we reported profits in both our 2010 and 2011 fiscal years, and in the fourth quarter of 2011 we reported net income of $114,000, or $0.16 per share.

•

Diversified Loan Portfolio. Our agricultural and farmland loan portfolio has increased from $1.2 million or 1.1% of our total loan portfolio at December 31, 2009, to $23.8 million or 20.2% of the portfolio at December 31, 2011. All of the agricultural and farmland loans are performing loans as of December 31, 2011, and there have been no charge-offs in that portfolio.

Our commercial real estate, commercial business and agricultural loan portfolios combined have grown from $27.9 million or 25.2% of the total loan portfolio at December 31, 2009, to $53.3 million or 45.0% of the portfolio at December 31, 2011.

Our purchased indirect automobile loans have decreased from $11.0 million at December 31, 2009, to $6.2 million at December 31, 2011.

•

Increased Core Deposits. Checking and savings accounts, excluding money market accounts, have grown from $31.3 million or 25.2% of deposits at December 31, 2009, to $38.9 million or 28.8% of deposits at December 31, 2011.

•

Reduced Reliance on Costly FHLB Advances. Total deposits have grown from $124.4 million at December 31, 2009 to $135.1 million at December 31, 2011 while FHLB advances have decreased to $12.4 million at December 31, 2011 from $18.1 million at December 31, 2009. Our average cost of funds declined from 2.69% for 2009 to 1.59% for 2011, while the net interest margin improved from 2.75% in 2009 to 3.20% in 2011.

•	Reduced Charge-offs. Charge-offs to average loans has improved from 0.63% for 2009 to 0.46% for the two year period 2010-2011, well below our peer[1] median of 0.57% over the same period.
•

Increased Coverage Ratios. Our allowance for loan losses increased to $2.6 million or 2.18% of loans at December 31, 2011 from $1.4 million or 1.29% at December 31, 2009. We believe we have adequate reserves for loan losses.

•

Maintained Strong Capital Base. We have also maintained a strong capital base to preserve strategic flexibility. We raised $6.2 million of net proceeds in our 2010 stock conversion to bolster capital ratios at a time of serious macroeconomic uncertainty. Our capital ratios are well above the regulatory minimums, which gives us the ability to pursue growth opportunities.

THE STILWELL GROUP’S UNNECESSARY PROXY CONTEST IS NOT

IN THE BEST INTERESTS OF SHAREHOLDERS

As you may know, Joseph Stilwell, a New York based hedge fund manager, and a group of funds he controls (the “Stilwell Group”) has nominated an individual named Peter Wilson for election to the Harvard Illinois Bancorp Board. While we do not know Mr. Wilson, we do not doubt that he may have a number of fine attributes. However, we believe that Mr. Wilson lacks the background and experience to make him a suitable addition to the board. We further believe that the Stilwell Group’s agenda is shortsighted and will not be in the best interests of all shareholders.

This contest, which the Stilwell Group has forced on us, is an unnecessary expense and a distraction to the Company. We do not believe the Stilwell Group is acting in the best interests of all shareholders, and therefore we urge you to vote FOR our dedicated, experienced nominees.

•

The Stilwell Group’s Nominee Has the Wrong Incentives and Lacks Banking Experience. The Stilwell Group’s nominee will be beholden to the Stilwell Group. Unlike every other director, Mr. Wilson would be compensated by a single shareholder group. The Stilwell Group has entered into a special contract with Mr. Wilson to give him options to buy approximately $260,000 worth of Company common stock (20,000 shares at $13.00 per share) in exchange for his service on the board, provided that the Company is sold within three years. The options expire in three years and are only exercisable if there is a sale of the Company. Accordingly, Mr. Wilson has a direct financial interest in selling the Company within three years before his stock options expire, even if it were not in the best interest of other shareholders or if maximum value could not be obtained. In addition, Mr. Wilson’s background is as a trial attorney with no banking experience. He lacks the extensive banking experience of our two nominees and, to the best of our knowledge, has no direct ties or expertise in the Illinois markets in which we do most of our business.

•

The Stilwell Group Wants To Force a Sale of the Company in a Suboptimal Market. We believe the Stilwell Group’s sole aim in nominating a director is to attempt to force a sale of the Company. The Schedule 13D filed by the Stilwell Group states clearly that “we now believe the institution should be sold.”

We take our fiduciary duties very seriously and while we are not fundamentally opposed to consolidation, we believe now is the wrong time to proactively pursue a sale of the Company for several reasons. First, the federal and state regulations governing the conversion of our bank

1 Peers include major exchange and over-the-counter bulletin board traded banks and thrifts headquartered in Indiana, Illinois, Michigan, Ohio or Wisconsin with assets between $100 million and $250 million, excluding merger targets, mutual holding company subsidiaries and companies for which data is unavailable. Source: SNL Financial.

from mutual to stock form prohibit mergers or sales of the Company or the Bank for a three year period after the conversion (i.e., until April 8, 2013). Second, we believe the Company is undervalued by the market at this time, in part because our core earnings power has not been reflected in our recent results and our results have been negatively affected by elevated levels of non-performing assets. Third, the median price paid for comparable institutions in our region over the last twelve months was 100% of tangible book value compared to a median price of 192% of tangible book value over the past 10 years2. Fourth, we are in the midst of executing our strategic plan to build greater long-term value. We believe the Stilwell Group’s perspective on the Company is short-sighted and not in the best interests of all shareholders.

VOTE THE WHITE PROXY CARD TODAY FOR THE COMPANY’S NOMINEES

Thank you again for your continued support.

Sincerely,

/s/ Duffield J. Seyller III

Duffield J. Seyller III

President and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Phoenix Advisory Partners, LLC

110 Wall Street, 27th Floor

New York, New York 10005

For shareholder questions: 877-478-5038. For banks and brokers: 212-493-3910.

2 Includes deal pricing as of the announcement date for (i) transactions announced since April 10, 2011, and (ii) transactions announced since April 10, 2002, respectively, in each case with a deal value greater than $5.0 million, where the target institution had total assets between $100 million and $500 million at the time of announcement and was headquartered in Indiana, Illinois, Michigan, Ohio or Wisconsin. Source: SNL Financial.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at 58 North Ayer Street, Harvard, Illinois 60033.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2012 Annual Meeting of Stockholders, filed with the SEC on April 5, 2012.

Forward-Looking Statements

This letter and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance. These forward-looking statements might include one or more of the following: projections of our operating results and financial condition; descriptions of plans or objectives of management for future operations, products or services; forecasts of future economic performance; and use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”.

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments; deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

PROXY TABULATOR

P.O. BOX 859232

BRAINTREE, MA 02185-9232

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THIS WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

PROXY TABULATOR	Please vote this proxy card TODAY!
P.O. BOX 859232	Your prompt response will save the expense
BRAINTREE, MA 02185-9232	of additional mailings.
	REVOCABLE PROXY	HARI
HARVARD ILLINOIS BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2012

THIS WHITE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, other than the nominees for election, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Harvard Illinois Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Harvard Police Station, 201 West Front St., 2nd Floor, Harvard, Illinois, at 8:00 a.m. Illinois Time on May 24, 2012.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Harvard Illinois Bancorp, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This WHITE proxy may also be revoked by sending written notice to the Secretary of Harvard Illinois Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Harvard Illinois Bancorp, Inc. prior to the execution of this proxy of a Notice of the Meeting, a proxy statement dated April 4, 2012, and the 2011 Annual Report to Stockholders on Form 10-K.

THIS WHITE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS WHITE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

DATED: , 2012

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Note: Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

HIB12-PXC-2.02

ADMISSION TICKET

PLEASE DETACH AND BRING WITH YOU IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

VOTE BY INTERNET OR TELEPHONE 24 Hours a Day–7 Days a Week

Your telephone or internet vote authorizes the named attorneys-in-fact to vote your shares in the same manner as if you marked, signed and returned the WHITE proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on May 23, 2012.

TELEPHONE 1-800-830-3542 • Use any touch-tone telephone • Have your proxy form in hand • Follow the simple recorded instructions	INTERNET https://www.2voteproxy.com/harvardillinois • Go to the website and address listed above • Have your proxy form in hand • Follow the simple instructions	MAIL • Mark, sign and date the WHITE proxy card • Detach the WHITE proxy card below • Return the WHITE proxy card in the postage-paid envelope provided

CALL TOLL-FREE TO VOTE: 1-800-830-3542		PROXY TABULATOR PO BOX 859232 BRAINTREE, MA 02185-9919

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012: HARVARD ILLINOIS BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2011 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.2VOTEPROXY.COM/HARVARDILLINOIS.

PLEASE MARK THE BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1. The election as director of the nominees listed below to serve for a three-year term
	FOR		VOTE WITHELD

a. Duffield J. Seyller III	☐		☐

b. Richard L. Walker	☐		☐

	FOR	AGAINST	ABSTAIN

2. The ratification of the appointment of BKD, LLP as independent registered public accountants for the year ending December 31, 2012.	☐	☐	☐

Check Box if You Plan to Attend Meeting	☐

HIB12-PXC-1.02